                                                      REGISTRATION NO. 33-
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                                 PNC BANK CORP.
           (Exact name of registrant as specified in their charters)

                            ------------------------

                 PENNSYLVANIA                               25-1435979
 (State or other jurisdiction of incorporation           (I.R.S. Employer
                or organization)                        Identification No.)

                          FIFTH AVENUE AND WOOD STREET
                         PITTSBURGH, PENNSYLVANIA 15265
                                 (412) 762-3900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------
                           WALTER E. GREGG, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT
                                 PNC BANK CORP.
                          FIFTH AVENUE AND WOOD STREET
                         PITTSBURGH, PENNSYLVANIA 15265
                                 (412) 762-2281
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
   TITLE OF EACH CLASS OF                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
         SECURITIES            AMOUNT TO BE      AGGREGATE         AGGREGATE        AMOUNT OF
      TO BE REGISTERED          REGISTERED    PRICE PER UNIT*   OFFERING PRICE*  REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Common Stock, par value
  $5.00......................    2,000,000         $24.50         $49,000,000       $16,896.55
=================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low reported sales prices of the registrant's Common Stock on the New York Stock Exchange on July 14, 1995.


     Pursuant to Rule 429 under the Securities Act the Prospectus contained in this Registration Statement also applies to Registration Statement No. 33-52844. Pursuant to that Registration Statement, 164,767 of Common Stock shares remain available for issuance and a filing fee of $1,282 was previously paid with respect to such shares.
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

                              [O'BRIEN LETTERHEAD]

To Our Shareholders:

     Attached is a Prospectus describing our Dividend Reinvestment and Stock Purchase Plan (the "Plan") as currently in effect. The purpose of the Plan is to provide you with a convenient and economical way to purchase additional shares of the PNC Bank Corp.'s Common Stock, $5 par value. The Plan offers shareholders the opportunity to purchase shares of the Corporation's Common Stock, with automatically reinvested dividends and/or voluntary cash payments, without payment of brokerage commissions, fees or service charges.

     Shares of Common Stock purchased with reinvested dividends or voluntary cash payments will be purchased from the Corporation at the market value of the Common Stock determined as provided in the Plan, which is based on the stock price on the two trading days preceding each Investment Date. Dividends will be reinvested on quarterly Investment Dates, and shareholders may participate with respect to all or any portion of their common or preferred shares. Investment Dates for voluntary cash payments will be the first business day of each month. Voluntary cash payments may not be less than $50 per payment or total more than $5,000 per month. To purchase shares on a given Investment Date, voluntary cash payments must be received no later than the fifth business day prior to such Investment Date.

     Complete details on the Plan are provided in the Prospectus in an easy to understand question and answer format. I encourage you to read it carefully. If you have any additional questions, please call (800) 843-2206.

     If you do not currently participate in the Plan and you wish to do so, simply sign the enclosed authorization form and return it in the envelope provided.

                                          Sincerely,

                                          Thomas H. O'Brien
Enclosure

P R O S P E C T U S

                               ------------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                        2,164,767 SHARES OF COMMON STOCK

                               ($5.00 PAR VALUE)

                               ------------------

No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by PNC Bank Corp. (the "Corporation" or "PNC Bank"). Neither the delivery of this Prospectus nor any sale made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the information set forth herein. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURI-
             TIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

It is suggested that this Prospectus be retained for future reference.

The date of this Prospectus is July 17, 1995.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10006, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, Washington, D.C. 20549. Reports, proxy statements and other information filed by the Corporation also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Corporation's Common Stock and two series of its Preferred Stock are listed. The address of the principal executive offices of the Corporation is One PNC Plaza, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265, and its telephone number is (412) 762-3900.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission under the Exchange Act are incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1994; Current Reports on Form 8-K dated as of April 17 and July 10 (as amended), 1995; Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995; and the description of the Corporation's Common Stock set forth in response to Item 1 of the Registration Statement on Form 8-A of the Corporation filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation after the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO: PNC BANK CORP., FINANCIAL REPORTING DEPARTMENT, ONE PNC PLAZA, FIFTH AVENUE AND WOOD STREET, PITTSBURGH, PENNSYLVANIA 15265. TELEPHONE REQUESTS MAY BE DIRECTED TO THE CORPORATION AT (412) 762-1553.

               THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The following, in a question and answer format, are the provisions of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of the Corporation. Those holders of the Corporation's Common Stock and Preferred Stock who do not participate in the Plan will continue to receive cash dividends, if and when declared.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide record holders of the Corporation's common stock, $5.00 par value ("Common Stock"), and record holders of all series of the Corporation's preferred stock, $1.00 par value ("Preferred Stock"), who participate in the Plan ("Participants") with an attractive and convenient method of investing cash dividends and voluntary cash payments in additional shares of Common Stock. Since the shares will be newly-issued or treasury shares purchased directly from the Corporation and not in the open market, the Corporation will receive additional funds to be used for general corporate purposes (See "Use of Proceeds"). EACH PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE PLAN ADMINISTRATOR (AS DEFINED IN NO. 3 BELOW) CAN PROVIDE ANY ASSURANCE THAT SHARES PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

     - Reinvest dividends and invest voluntary cash payments without brokerage commissions or other charges (See No. 12 below).

     - Invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan (See No. 10 below).

     - Avoid safekeeping requirements and record-keeping costs through the custodial service and reporting provisions of the Plan (See No. 17 below).

     - Receive a detailed statement of account transactions (See No. 16 below).

     - Sell shares directly through the Plan (See No. 21 below).

ADMINISTRATION

3. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     Chemical Bank ("Plan Administrator") administers the Plan as agent for Participants, and in such capacity sends statements of account to Participants and performs other duties relating to the Plan (See No. 26 below). Telephone inquiries regarding the Plan should be directed to the Plan Administrator at
(800) 982-7652. All correspondence relating to the Plan should include your account number and/or social security number and should be directed to:

        Chemical Bank
        Dividend Reinvestment Department
        P.O. Box 24850, Church Street Station
        New York, New York 10249-4850

PARTICIPATION

4. WHO IS ELIGIBLE TO PARTICIPATE?

     All record holders of Common Stock and Preferred Stock may become Participants in the Plan. Record holders may participate in the Plan with respect to all or any portion of their common or preferred shares. Beneficial owners whose shares are held in the name of a nominee, such as a securities depository, may participate by having the record holder (i.e., the nominee) execute an authorization form as described in No. 5 below. To facilitate participation in the Plan by all beneficial owners of Common Stock and Preferred Stock, the Plan Administrator may accept dividend reinvestment instructions from such nominees within a reasonable period after the record date established for payment of a particular dividend, generally not to exceed five business days.

     All of the other provisions set forth herein apply to participation in the Plan by nominees. Without limiting the generality of this statement, voluntary cash payments with respect to all shares of any record owner may not exceed $5,000 per month (See No. 14 below). To avoid such limitation with respect to a nominee, beneficial owners may elect to have their shares transferred into their own name(s). In addition, voluntary cash payments made by a nominee must be received by the Plan Administrator within the period described in No. 14 below in order to be invested on a particular Investment Date.

5. HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

     An eligible shareholder may join the Plan at any time by completing and signing the enrollment form included with this Prospectus ("Enrollment Form") and returning it to the Plan Administrator. An envelope is provided for that purpose. Additional Enrollment Forms may be obtained from the Plan Administrator.

     Enrollment Forms for new Participants must be received prior to a dividend record date for eligible shareholders to reinvest the related dividend.

6. DOES A SHAREHOLDER HAVE TO AUTHORIZE DIVIDEND REINVESTMENT ON A MINIMUM NUMBER OF SHARES?

     A shareholder must authorize dividend reinvestment with respect to at least one share of PNC Bank stock to participate in the Plan. Beyond that requirement, record holders of Common Stock and Preferred Stock may authorize the reinvestment of dividends on all or any portion of their shares (See Nos. 4 above and 7 below).

7. MAY A PARTICIPANT CHANGE THE NUMBER OF SHARES SUBJECT TO THE PLAN?

     Yes. If a Participant wishes to change the number of shares of Common Stock and/or Preferred Stock subject to the Plan, the Participant must notify the Plan Administrator in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account.

PURCHASES

8. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

     Cash dividends will be used to purchase Common Stock on the date cash dividends are paid to shareholders of record. Voluntary cash payments will be invested on the first business day of each month and/or the next dividend payment date, whichever comes first. Each date on which dividends are reinvested and/or cash payments are invested is hereinafter referred to as an "Investment Date."

9. AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

     The price of shares of Common Stock purchased with reinvested cash dividends or voluntary cash payments will be the average of the closing prices of Common Stock in New York Stock Exchange composite transactions, as reported in The Wall Street Journal or other authoritative source, for the two trading days immediately preceding an Investment Date. No purchases may be made in the event the purchase price would be less than the par value of the Common Stock. In any such event, uninvested funds will be promptly returned to Participants.

10. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both in a Participant's account and the applicable purchase price of the Common Stock (See No. 9 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in No. 9 above.

11. WILL DIVIDENDS ON SHARES HELD IN A PARTICIPANT'S ACCOUNT BE USED TO PURCHASE ADDITIONAL SHARES UNDER THE PLAN?

     Yes. All dividends on shares held in a Participant's account, whether purchased through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.

12. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. Participants will incur no brokerage commissions or other charges for purchases made under the Plan. However, certain other services offered through the Plan may involve fees. See Nos. 17 and 27 below.

VOLUNTARY CASH PAYMENTS

13. WHO WILL BE ELIGIBLE TO MAKE VOLUNTARY CASH PAYMENTS?

     All record holders of Common Stock or Preferred Stock who elect to have dividends reinvested in accordance with the provisions of the Plan may also elect to make voluntary cash payments.

14. ARE THERE LIMITATIONS ON VOLUNTARY CASH PAYMENTS?

     Voluntary cash payments to be applied to the purchase of shares on any given Investment Date must be received by the Plan Administrator no later than the fifth business day prior to such Investment Date. Voluntary cash payments received after such period will be held for investment on the succeeding Investment Date for voluntary cash payments. Voluntary cash payments may not be less than $50 per payment and such payments on behalf of any Participant may not aggregate more than $5,000 per month. The Corporation reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular Participant.

15. HOW DOES THE VOLUNTARY CASH PAYMENT OPTION WORK?

     A voluntary cash payment may be made by enclosing a check or money order with the Enrollment Form (for new Participants) or by forwarding a check or money order to the Plan Administrator with a payment form that will accompany each statement of account. Checks and money orders should be made payable to "Chemical Bank, Plan Administrator" and should include the Participant's account number and/or social security number.

     Additionally, a Participant may choose to make voluntary cash payments through monthly pre-authorized deductions from the Participant's checking or savings account at no cost to Participant. Forms to establish an automatic MONTHLY deduction from a checking or savings account may be obtained by contacting the Plan Administrator at the address and/or phone number listed in No. 3 above.

     Any voluntary cash payment received by the Plan Administrator within the period described in No. 14 above will be applied to the purchase of shares of Common Stock on the following Investment Date at a price determined in accordance with provisions of the Plan (See Nos. 8 through 10 above). No interest will be paid on uninvested voluntary cash payments. A Participant may obtain the return of any voluntary cash payment upon request received by the Plan Administrator on or before the third business day prior to the Investment Date on which it is to be invested.

REPORTS TO PARTICIPANTS

16. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     A statement of account transactions will be mailed to each Participant as soon as practicable after each investment. These statements will provide a record of cost information and should be retained for tax purposes. Each Participant will also receive copies of the Corporation's annual and quarterly (if any) reports to shareholders, proxy statements and information for income tax reporting purposes. Participants who have deposited other PNC Bank stock certificates for safekeeping with the Plan Administrator as discussed in No. 17 below will receive information with respect to such shares in their regular statements of account.

SHARE CERTIFICATES/SAFEKEEPING

17. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on his or her statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. A Participant may choose to have certificates for other shares of PNC Bank stock owned by such Participant also held in safekeeping by the Plan Administrator. There will be a $3.00 fee charged for each deposit of additional PNC Bank shares, irrespective of the number of shares or the number of certificates deposited at any one time. Participation in the Plan with respect to any additional PNC Bank stock deposited for safekeeping is optional. Certificates will be issued for shares withdrawn from the Plan (See No. 18 below).

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

18. HOW MAY A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

     A Participant may withdraw all or a portion of the shares of Common Stock credited to his account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn, or by completing and returning the form contained within the Participant's statement of account. This notice or form should be mailed to the Plan Administrator at the address shown in No. 3 above. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant without charge, usually within 14 days of the receipt of such notification by the Plan Administrator, except as described in the following sentence. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares purchased have been credited to the Participant's account. No dividends will be reinvested on shares withdrawn from a Participant's account unless an Enrollment Form is or has been submitted with respect to such shares.

19. WHAT HAPPENS TO ANY FRACTIONAL INTEREST WHEN A PARTICIPANT WITHDRAWS SHARES PURCHASED UNDER THE PLAN?

     Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the then current market value of the Common Stock and a check issued for the proceeds thereof. In no case will a certificate representing a fractional interest be issued.

DISCONTINUATION OF DIVIDEND REINVESTMENT

20. HOW DOES A PARTICIPANT DISCONTINUE PARTICIPATION UNDER THE PLAN?

     A Participant may discontinue participation under the Plan as to shares of Common Stock and/or Preferred Stock by notifying the Plan Administrator in writing to that effect, or by completing and returning the form contained within the Participant's statement of account. Any notice of discontinuation received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. If a Participant discontinues participation in the Plan, dividends on shares held in such Participant's account will be automatically reinvested until such shares are withdrawn (See No. 18 above). If, after discontinuation, less than five shares remain in such Participant's account, the Corporation shall have the right, but shall not be obligated, to issue certificates for such shares and liquidate any fractional interest in accordance with provisions of the Plan. Any Participant who elects to discontinue participation shall not be eligible to make voluntary cash payments.

SALE OR TRANSFER OF SHARES

21. WHAT PROCEDURES SHOULD BE FOLLOWED IF A PARTICIPANT WISHES TO SELL SHARES?

     When a Participant wishes to sell all or a portion of the shares credited to his or her account, there are two options: (i) request the withdrawal of such shares in accordance with the procedures outlined in No. 18 above and arrange to sell the shares through a broker chosen by the Participant, or (ii) sell the shares directly through the Plan by completing and returning the form contained within the Participant's statement of account. Through the Plan, a Participant may sell both the shares credited to the Participant's Plan account and any shares which the Participant had deposited for safekeeping with the Plan Administrator as discussed in No. 17 above. A Participant can sell shares as frequently as two times a week through the Plan on dates to be selected by the Plan Administrator. Shares sold in this manner will be sold through the facilities of PNC Brokerage Corp and will be subject to applicable brokerage costs (currently 10 cents per share sold) and a handling fee of $15.00 per transaction. PNC Brokerage Corp is a registered broker-dealer and an affiliate of the Corporation.

     Following each sale of shares through the Plan, a Participant will receive a statement from the Plan Administrator showing the date of sale, number of shares sold and sale price. As with other Plan statements received, participants should retain these sale statements for their tax records. Proceeds from each sale of shares through the Plan will be remitted to the Participant less brokerage commissions and applicable handling fees. Additional information regarding the sale of shares through the Plan may be obtained from the Plan Administrator.

22. WHAT PROCEDURES SHOULD BE FOLLOWED IF A PARTICIPANT WISHES TO MAKE A GIFT OR TRANSFER SHARES?

     A Participant may transfer without charge ownership of any number of PNC Bank shares held in his or her Plan account (or in safekeeping) simply by completing and signing the appropriate Gift/Transfer form and sending such form to the Plan Administrator. Gift/Transfer forms may be obtained by contacting the Plan Administrator at the address and/or phone number listed in No. 3 above. A written notice of any such transfer of shares will be sent to the recipient-transferee, who will be eligible to participate in the Plan upon completion of the applicable Enrollment Form. Any shares so transferred will continue to be held in safekeeping by the Plan Administrator unless a request for withdrawal of such shares is submitted by the recipient.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

23. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans similar to the Plan are treated for federal income tax purposes as having received a taxable stock distribution equal to the fair market value of the amount of stock purchased with reinvested dividends. To the extent distributions made by the Corporation to its shareholders are treated as made from the Corporation's earnings and profits, the distributions will be dividends taxable as ordinary income. The Corporation has sufficient earnings and profits that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend. Accordingly, Participants who purchase shares under the Plan through dividend reinvestment generally will recognize income in an amount equal to the fair market value of a share of Common Stock on the Investment Date multiplied by the number of shares purchased (including any fractional share). The tax basis for shares purchased under these circumstances will be equal to the fair market value of the shares on the Investment Date. The holding period for such shares will commence on the day after the Investment Date.

     The Internal Revenue Service also has ruled that purchases of stock with voluntary cash payments under a dividend reinvestment plan that contained provisions substantially similar to those for voluntary cash payments under the Plan did not result in income to participants making such purchases. Accordingly, Participants who purchase Common Stock under the Plan with voluntary cash payments should not recognize income in connection with such purchases. The tax basis of shares purchased under these circumstances will be equal to the purchase price. The holding period for such shares will commence on the day after the Investment Date.

     In the case of any shareholder for whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose income is subject to federal income tax withholding, the Corporation will reinvest dividends net of the amount of tax required to be withheld.

     Dividends reinvested under the Plan by corporate shareholders may be eligible for the 70% dividends-received deduction.

     A Participant whose fractional interest in a share of Common Stock is liquidated for cash under the Plan generally will recognize capital gain or loss in an amount equal to the difference between the cash payment and the Participant's tax basis in the fractional interest. Whether any such gain or loss will be taxed as long-term or short-term capital gain or loss will depend upon the Participant's holding period.

     The foregoing summary of certain federal income tax consequences is general and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal, state and local tax consequences in their particular circumstances.

OTHER INFORMATION

24. WHAT HAPPENS IF THE CORPORATION ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING WITH RESPECT TO COMMON STOCK?

     Any shares resulting from a stock dividend or stock split with respect to Common Stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to a Participant's account. The number and class of shares subject to the Plan will be adjusted to reflect such events as stock dividends, stock splits, recapitalizations and like changes.

25. HOW WILL THE SHARES CREDITED TO A PARTICIPANT'S ACCOUNT BE VOTED AT A MEETING OF SHAREHOLDERS?

     If on a record date for a meeting of shareholders there are shares credited to a Participant's account under the Plan, the Participant will be sent proxy material for such meeting. A Participant will be entitled to vote all shares of Common Stock (including fractional interests) credited to his account. The Participant may vote by proxy or in person at any such meeting.

26. WHAT IS THE RESPONSIBILITY OF THE PLAN ADMINISTRATOR?

     The Plan Administrator receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of Common Stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Plan Administrator acts in the capacity of agent for the Participants.

     All notices from the Plan Administrator to a Participant will be addressed to the Participant at his or her last address of record with the Plan Administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Plan Administrator of any change of address.

     In administering the Plan, the Plan Administrator will not be liable for any act or omission to act done in good faith, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of written notice of such death. The Plan Administrator shall have no duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

     All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

27. MAY THE PLAN BE MODIFIED OR DISCONTINUED?

     The Corporation reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. The Corporation will endeavor to notify Participants of any such suspension, termination or modification, but the absence of notification will not affect the effectiveness of the suspension, modification or termination. In addition, the Corporation may adopt rules and procedures for the administration of the Plan, interpret the provisions of the Plan and make any necessary determinations relating thereto. Any such rules, procedures, interpretations and determinations shall be final and binding.

28. MAY A PARTICIPANT PLEDGE SHARES HELD IN THE PARTICIPANT'S ACCOUNT UNDER THE PLAN?

     No. A Participant who wishes to pledge shares credited to his or her account must request the withdrawal of such shares in accordance with the procedures outlined in No. 18 above.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to the Corporation's bank and nonbank subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. Based upon the anticipated growth of subsidiaries and the financial needs of the Corporation, management anticipates that the Corporation from time to time will engage in additional financings of a character and in amounts that have yet to be determined.

                                    EXPERTS

The consolidated financial statements of the Corporation and subsidiaries incorporated by reference in the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. On July 10, 1995, the Corporation announced an Agreement and Plan of Reorganization with Midlantic Corporation ("Midlantic"). The consolidated financial statements of Midlantic and subsidiaries included in the Annual Report on Form 10-K of Midlantic for the year ended December 31, 1994 have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report dated January 18, 1995 and January 20, 1995 as to Note 28, which includes an explantary paragraph relating to changed methods of accounting for postemployment benefits and investment securities in 1994 and postretirement benefits other then pensions and income taxes in 1993, accompanying such financial statements, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such reports given upon the authority of such firms as experts in accounting and auditing.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL OPINION

     A legal opinion to the effect that the shares of Common Stock offered hereby, upon their issuance or sale in accordance with the terms of the Plan shall be validly issued, fully paid and nonassessable has been rendered by William F. Strome, Senior Vice President, Deputy General Counsel and Corporate Secretary of the Corporation.

                                INDEMNIFICATION

     The Pennsylvania Business Corporation Law of 1988, as amended (the "PABCL") provides that a corporation may indemnify directors and officers against liabilities that they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, the power to indemnify does not exist in the case of actions against a director or an officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties. A corporation is required to indemnify directors and officers against expenses that they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. The PABCL provides that the foregoing indemnification provisions are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any by-law provision, agreement or otherwise, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. The Corporation's By-laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of Pennsylvania as in effect at the time of such indemnification. The Corporation's By-Laws also eliminate, to the maximum extent permitted by the laws of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Corporation in connection with the performance of their duties. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

- -------------------------------------------------------
- -------------------------------------------------------

     THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO THE RULE AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, AND TO WHICH PORTIONS REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE CORPORATION AND THE SECURITIES OFFERED HEREBY. THE REGISTRATION STATEMENT MAY BE INSPECTED WITHOUT CHARGE BY ANYONE AT THE OFFICE OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AND COPIES OF ALL OR ANY PART OF IT MAY BE OBTAINED FROM THE COMMISSION AT ITS PRINCIPAL OFFICE, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, UPON PAYMENT OF THE FEES PRESCRIBED BY IT.

                               TABLE OF CONTENTS

Available Information..................     2
Incorporation of Certain Documents
  by Reference.........................     2
The Dividend Reinvestment and
  Stock Purchase Plan..................     3
Use of Proceeds........................    10
Experts................................    10
Legal Opinion..........................    11
Indemnification........................    11

- -------------------------------------------------------
- -------------------------------------------------------

- -------------------------------------------------------
- -------------------------------------------------------

                           DIVIDEND REINVESTMENT AND

                              STOCK PURCHASE PLAN
                                2,164,767 SHARES

                                  COMMON STOCK

                                 ($5 PAR VALUE)

                               ------------------

                                   PROSPECTUS

                               ------------------

                                 JULY 17, 1995

- -------------------------------------------------------
- -------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following expenses will be incurred in connection with the issuance and sale of the securities being registered:

     To be borne by the Corporation:

        Registration Fee................................................   $16,896.55
        New York Stock Exchange Listing Fee.............................     1,500.00
        Legal Services..................................................    10,000.00*
        Printing........................................................    20,000.00*
        Blue Sky Fees and Expenses......................................     5,000.00*
        Accounting Fees.................................................    15,000.00*
        Miscellaneous...................................................     3,000.00*
                                                                           ----------
             Total......................................................   $71,396.55
                                                                           ==========

- ---------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444), as amended ("1988 BCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duties. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The Corporation's By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the Laws of Pennsylvania as in effect at the time of such indemnification. The Corporation's By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director except in any case such elimination is not permitted by law. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Corporation in connection with the performance of their duties.

ITEM 16. EXHIBITS

     The exhibits listed on the Exhibit Index on page II-7 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer of controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 17th day of July, 1995.

                                        PNC BANK CORP.

                                       By      /s/ THOMAS H. O'BRIEN
                                           ------------------------------
                                                   Thomas H. O'Brien
                                          Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

/s/ THOMAS H. O'BRIEN
- -----------------------------------   Chairman, Chief Executive                    July 17, 1995
Thomas H. O'Brien                     Officer and Director
                                      (Principal Executive Officer)

/s/ ROBERT L. HAUNSCHILD
- -----------------------------------   Senior Vice President                        July 17, 1995
Robert L. Haunschild                  and Chief Financial Officer
                                      (Principal Financial Officer)

/s/ WILLIAM J. JOHNS
- -----------------------------------   Senior Vice President and                    July 17, 1995
William J. Johns                      Chief Accounting Officer
                                      (Principal Accounting Officer)

                *
- -----------------------------------   Director                                     July 17, 1995
Robert N. Clay

                *
- -----------------------------------   Director                                     July 17, 1995
William G. Copeland

                *
- -----------------------------------   Director                                     July 17, 1995
George A. Davidson, Jr.

                *
- -----------------------------------   Director                                     July 17, 1995
Dianna L. Green

                *
- -----------------------------------   Director                                     July 17, 1995
C. G. Grefenstette

                *
- -----------------------------------   Director                                     July 17, 1995
Thomas Marshall

                *
- -----------------------------------   Director                                     July 17, 1995
W. Craig McClelland

             SIGNATURE                                  TITLE                          DATE
             ---------                                  -----                          ----

                 *
- -----------------------------------   Director                                     July 17, 1995
Donald I. Moritz

                 *
- -----------------------------------   Director                                     July 17, 1995
Jackson H. Randolph

                 *
- -----------------------------------   President and Director                       July 17, 1995
James E. Rohr

                 *
- -----------------------------------   Director                                     July 17, 1995
Roderic H. Ross

                 *
- -----------------------------------   Director                                     July 17, 1995
Vincent A. Sarni

                 *
- -----------------------------------   Director                                     July 17, 1995
Richard P. Simmons

                 *
- -----------------------------------   Director                                     July 17, 1995
Thomas J. Usher

                 *
- -----------------------------------   Director                                     July 17, 1995
Milton A. Washington

                 *
- -----------------------------------   Director                                     July 17, 1995
Helge H. Wehmeier

                                      *By      /s/ MELANIE S. CIBIK
                                          -----------------------------------
                                          Melanie S. Cibik, Attorney-in-Fact,
                                                      pursuant to
                                            Power of Attorney filed herewith

                                        Date: July 17, 1995

                               INDEX OF EXHIBITS

Exhibit 4.1     Articles of Incorporation of PNC Bank Corp., incorporated herein by reference to Exhibit 3.1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 1-9718).

Exhibit 4.2     By-Laws of PNC Bank Corp., incorporated herein by reference to Exhibit 3.2 of the Corporation's Annual Report on Form 10-K for the year ended December 31,
                1994 (Commission File No. 1-9718).

Exhibit 4.3     Dividend Reinvestment and Stock Purchase Plan as set forth in full in the
                Prospectus, to which reference is hereby made.

Exhibit 4.4     Dividend Reinvestment and Stock Purchase Plan Authorization Form, filed herewith.

Exhibit 5       Opinion of William F. Strome, Esq., regarding validity of the Common Stock being registered, filed herewith.

Exhibit 23.1    Consent of Ernst & Young LLP, independent auditors for the Corporation, filed herewith.

Exhibit 23.2    Consent of Coopers & Lybrand L.L.P., independent auditors for Midlantic, filed herewith.

Exhibit 23.3    Consent of William F. Strome, Esq., contained in the opinion filed herewith as
                Exhibit 5.

Exhibit 24      Powers of Attorney of certain officers and directors of the Corporation, filed herewith.